Exhibit 99.1

Identive Secures New Growth Capital

Initial drawdown of $7.5M completed, with agreement for future financing

SANTA ANA, Calif. and ISMANING, Germany, November 1, 2012 – Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV), a provider of products and services for the identification, security and RFID industries, today announced that it has entered into a $10.0 million secured loan agreement with Hercules Technology Growth Capital, Inc. (NYSE: HTGC). On October 30, 2012, Identive received an initial advance of $7.5 million, and has the opportunity to borrow an additional $12.5 million for a total of $20 million subject to terms and conditions set forth in the agreement.

The initial drawdown of $7.5 million is in the form of a three-year promissory note that bears interest at a rate of the greater of the prime rate plus 7.75% or 11.00%. The Company’s ability to borrow additional funds under the loan agreement is subject to its ongoing compliance with a number of customary financial and other covenants as described in the loan agreement.

David A. Wear, CFO of Identive commented, “Our success in securing non-dilutive financing on market terms, with a premiere technology lender, not only gives us an important cushion against business downturn, but enables us to fund working capital growth requirements. Access to this additional liquidity allows us to manage our growth business needs more efficiently as we continue to invest in and build upon emerging opportunities in the secure identification market.”

Hercules Technology Growth Capital is a leading specialty finance company based in Palo Alto, California and focused on providing senior secured loans to venture capital-backed companies in technology-related markets.

Piper Jaffray & Co. acted as exclusive financial advisor and sole placement agent to Identive on the loan transaction.

About Identive

Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV) is focused on building the world’s signature company in Secure ID. The company’s products, software, systems and services address the markets for identity management, physical and logical access control, cashless payment, NFC solutions and a host of RFID-enabled applications for customers in the government, enterprise, consumer, education and healthcare sectors. Identive’s mission is to build a lasting business of scale and technology based on a combination of strong technology-driven organic growth and disciplined acquisitive expansion. The company delivers up-to-date information on its activity as well as industry trends through its industry-leading social media initiatives and educational resource, AskIdentive.com. For additional information, please visit www.identive-group.com or follow on Twitter at @IdentiveGroup.

Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. Examples of such statements include, without limitation, statements we make regarding our ability to manage the growth of our business and working capital requirements. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to implement our growth strategy, to successfully develop and commercialize new products and solutions, our ability to meet our sales forecasts, and our ability to meet financial covenants of our loan agreement. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Contacts:

Darby Dye, +1 949 553-4251, ddye@identive-group.com

Lennart Streibel, +49 89 9595-5195, lstreibel@identive-group.com